EXHIBIT 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is dated as of December ___, 2014, by and between CrowdGather, Inc., a Nevada corporation (the “Company”), and __________ (the “Holder”).

RECITALS

A.           The Holder is the owner of (i) ___________ shares of Series B Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”) and (ii) a Common Stock Purchase Warrant to purchase ________________ shares of Company’s common stock, $0.001 par value per share (the “Warrants”). “Securities” shall mean, collectively, the Preferred Stock and the Warrants.

B.           The Company desires that the Holder exchange its Securities on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Exchange. Simultaneously with the execution and delivery of this Agreement, the Holder shall exchange its Securities with the Company for, and in exchange therefor the Company shall issue to the Holder, a Secured Promissory Note, in the principal amount of $________,000 which is attached hereto as Exhibit A (the “Note”) and warrants to purchase _______________ shares of common stock of the Company which is attached hereto as Exhibit B (the “New Warrants”). It is expressly understood and agreed that the exchange of the Securities for the Note and New Warrants to be issued by the Company simultaneously therewith is being undertaken pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

(a) Delivery of Securities. The Holder shall, within three (3) business days after the date hereof, deliver the Securities to the address specified by the Company.

(b) Delivery of Notes and New Warrants. The Company shall within three (3) business days deliver the Notes and New Warrants to the address specified by the Holder.

(c) Security Agreement. The performance of the obligations of the Company pursuant to the Note shall be secured in accordance with the terms of a security agreement of even date herewith between the Company and Holder (the “Security Agreement”). The parties shall execute the Security Agreement upon delivery of the Notes and New Warrants.

2. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

(a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

(b) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection

3. Holder’s Representations and Warranties. Holder represents and warrants to the Company that:

(a) Ownership of Securities. The Holder owns the Securities and all rights thereunder free and clear of any liens, encumbrances, pledges, options or other rights of any kind and description (except for liens, encumbrances, pledges, options and other rights and restrictions imposed by applicable securities laws,). Other than as contemplated by this Agreement, the Holder has not transferred or otherwise conveyed any interest in any of the Securities.

(b) Authorization, Enforcement. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been duly executed by the Holder and constitutes the legal, valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(d) Non-Affiliate. Immediately prior to and immediately after execution of this Agreement, the Holder is not, and has not been for the three months prior to the date of this Agreement, an “affiliate” (as defined in Rule 144 (as defined below)) of the Company.

(e) Former Shell. Holder acknowledges that the Company was previously an issuer described in paragraph (i)(1)(i) of Rule 144 promulgated by the SEC under the 1933 Act (“Rule 144”) and is subject to the provisions of Rule 144(i). Holder is familiar with and understands Rule 144 (including, without limitation, the provisions of Rule 144(i)) as presently in effect.

4. Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and persons acting on their behalf solely with respect to the matters contained herein, and this Agreement contains the entire understanding of the parties solely with respect to the matters covered herein.

5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in County of Los Angeles, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

6. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without the prior written consent of the Holder (which may be granted or withheld in the sole discretion of the Holder).

9. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10. Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be delivered to such party at the address set forth on the signature page hereto.

11. Expenses. In the event that any litigation shall arise between any of the parties hereto based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, the prevailing party in any such litigation shall be entitled to recover attorneys’ fees, costs and expenses from the non-prevailing party. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with the transactions

12. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

14. Terms. The Company represents, warrants and covenants that the Company has not entered into, and will not, directly or indirectly, enter into (or provide, grant or enter into any waiver, amendment, termination or the like with respect to), any agreement, understanding, instrument or the like with, or for the benefit of, any holder of Preferred Stock (each an “Other Holder”) or any of their respective affiliates with or that results in any terms and/or conditions which are more favorable to any such person than the terms and conditions provided to, or for the benefit of, the Holder. To the extent the Company enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any, direct or indirect, agreement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates that contains or results in any terms and/or conditions which are more favorable to any such person than the terms and/or conditions provided to, or for the benefit of, the Holder, then the Holder, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms or conditions (as the case may be).

15. Independent Obligations. The obligations of the Holder hereunder are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any of the other exchange agreements or any other similar agreement. Nothing contained herein, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder or any of the Other Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any other similar agreement. The decision of the Holder to enter into this Agreement has been made by the Holder independently of any Other Holder. The Company and the Holder confirm that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. To the extent that any Other Holder enters into an agreement with the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested by the Holder.

[signature page follows]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

CROWDGATHER, INC.

By: ____________________________
Name: Sanjay Sabnani
Title: Chief Executive Officer

20300 Ventura Blvd., Suite 330 Woodland Hills, CA 91364

HOLDER:

___________________

___________________________

        Address for Notice to Holder:

         ___________________________

         ___________________________